Exhibit 4(d)

AMENDED AND RESTATED TRUST AGREEMENT

By and Among

MERRILL LYNCH & CO., INC.,

as Sponsor

THE BANK OF NEW YORK,

as Property Trustee

THE BANK OF NEW YORK (DELAWARE),

as Delaware Trustee

And

THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

Dated as of August     , 2007

MERRILL LYNCH CAPITAL TRUST III

CROSS REFERENCE TABLE1

Section of Trust Indenture Act of 1939, as amended	Section of Agreement
310(a)	6.3
310(b)	6.3(c); 6.3(d)
310(c)	Inapplicable
311(a)	2.2(b)
311(b)	2.2(b)
311(c)	Inapplicable
312(a)	2.2(a)
312(b)	2.2(b)
312(c)	Inapplicable
313(a)	2.3
313(b)	2.3
313(c)	2.3
313(d)	2.3
314(a)	2.4
314(b)	Inapplicable
314(c)	2.5
314(d)	Inapplicable
314(e)	2.5
314(f)	Inapplicable
315(a)	3.9(b); 3.10(a)
315(b)	2.7(a)
315(c)	3.9(a)
315(d)	3.9(b)
316(a)	2.6; 7.5(b); 7.6(c)
316(b)	Inapplicable
316(c)	Inapplicable
317(a)	3.16
317(b)	Inapplicable
318(a)	2.1(c)

[1]	This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

i

Investment Company		4
Investment Company Act		4
Legal Action		5
List of Holders		5
Majority in Liquidation Amount		5
Make Whole Premium		5
New York Stock Exchange		5
Officers’ Certificate		5
Paying Agent		5
Payment Amount		5
Person		5
Property Account		6
Property Trustee		6
Pro Rata		6
Quorum		6
Redemption/Distribution Notice		6
Redemption Price		6
Related Party		6
Responsible Officer		6
Securities		6
Securities Act		6
Special Event		6
Sponsor		6
Successor Delaware Trustee		6
Successor Entity		7
Successor Property Trustee		7
Successor Securities		7
Super Majority		7
Three-Month LIBOR Rate		7
10% in Liquidation Amount		7
Treasury Regulations		7
Trust		7
Trust Enforcement Event		7
Trust Indenture Act		7
Trustee or Trustees		7

ARTICLE 2
TRUST INDENTURE ACT

SECTION 2.1.	Trust Indenture Act; Application.	7
SECTION 2.2.	Lists of Holders of Securities.	8
SECTION 2.3.	Reports by the Property Trustee.	8
SECTION 2.4.	Periodic Reports to the Property Trustee.	8
SECTION 2.5.	Evidence of Compliance with Conditions Precedent.	9
SECTION 2.6.	Trust Enforcement Events; Waiver.	9
SECTION 2.7.	Trust Enforcement Event; Notice.	10

v

ARTICLE 12
REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

SECTION 12.1.	Representations and Warranties of the Property Trustee.	54
SECTION 12.2.	Representations and Warranties of the Delaware Trustee.	54

ARTICLE 13
MISCELLANEOUS

SECTION 13.1.	Notices.	55
SECTION 13.2.	Governing Law.	56
SECTION 13.3.	Intention of the Parties.	56
SECTION 13.4.	Headings.	56
SECTION 13.5.	Successors and Assigns.	56
SECTION 13.6.	Partial Enforceability.	57
SECTION 13.7.	Counterparts.	57

EXHIBITS

Exhibit A	Form of Capital Security Certificate
Exhibit B	Form of Common Security Certificate

AMENDED AND RESTATED TRUST AGREEMENT

This AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”), dated as of August     , 2007 is entered into by and among (i) MERRILL LYNCH & CO., INC., a Delaware corporation, (ii) THE BANK OF NEW YORK, a New York banking corporation, as property trustee, (iii) THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation that maintains its principal place of business in Delaware, as Delaware trustee, (iv) Bradley M. Taylor, an individual, Marlene B. Debel, an individual, and John J. Thurlow, an individual, each as an administrative trustee and each of whose address is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York 10080 and (v) the several Holders, as hereinafter defined.

RECITALS

WHEREAS, the Sponsor, Marlene B. Debel, as the initial Administrative Trustee, and the Delaware Trustee have heretofore established Merrill Lynch Capital Trust III (the “Trust”), a statutory trust under the Delaware Statutory Trust Act (as defined, together with other capitalized terms, herein) pursuant to a Trust Agreement dated as of                         , 2007 (the “Original Trust Agreement”) and a certificate of trust filed with the Secretary of State of the State of Delaware on                         , 2007 (the “Certificate of Trust”);

WHEREAS, the sole purpose of the Trust shall be to issue and sell certain securities representing undivided beneficial interests in the assets of the Trust and invest the gross proceeds thereof in the ICONs issued by the ICON Issuer and to engage in only those activities necessary or incidental thereto; and

WHEREAS, the parties hereto, by this Trust Agreement, amend and restate each and every term and provision of the Original Trust Agreement;

NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement constitute the governing instrument of such statutory trust, the Trustees hereby declare that all assets contributed to the Trust be held in trust for the benefit of the Holders of the Securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Trust Agreement.

ARTICLE 1

INTERPRETATION AND DEFINITIONS

SECTION 1.1. Interpretation and Definitions.

Unless the context otherwise requires:

(a) capitalized terms used in this Trust Agreement but not defined in the preamble above have the meanings assigned to them in this Section 1.1;

(b) a term defined anywhere in this Trust Agreement has the same meaning throughout;

(c) all references to “the Trust Agreement” or “this Trust Agreement” are to this Trust Agreement as modified, supplemented or amended from time to time;

(d) all references in this Trust Agreement to Articles, Sections, Recitals and Exhibits are to Articles and Sections of, or Recitals and Exhibits to, this Trust Agreement unless otherwise specified;

(e) unless otherwise defined in this Trust Agreement, a term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement;

(f) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable; and

(g) the following terms have the following meanings:

“Administrative Trustee” means any Trustee other than the Property Trustee and the Delaware Trustee.

“Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

“Authorized Officer” of a Person means any Person that is authorized to bind such Person.

“Beneficial Owners” means, for Capital Securities represented by a Global Security, the Person who acquires an interest in the Capital Securities which is reflected on the records of the Depositary through the Depositary Participants.

“Business Day” has the meaning specified in the Indenture.

“Capital Security” has the meaning specified in Section 7.1.

“Capital Security Certificate” means a definitive certificate in fully registered form representing a Capital Security, substantially in the form of Exhibit A.

“Certificate” means a Common Security Certificate or a Capital Security Certificate.

“Certificate of Trust” has the meaning specified in the Recitals hereto.

“Closing Date” means August     , 2007.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Trust Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Trust Agreement containing such reference.

“Commission” means the Securities and Exchange Commission or any successor thereto.

“Common Securities Holder” means Merrill Lynch & Co., Inc., or any successor thereto, in its capacity as purchaser and holder of all of the Common Securities issued by the Trust.

“Common Security” has the meaning specified in Section 7.1.

“Common Security Certificate” means a definitive certificate in fully registered form representing a Common Security, substantially in the form of Exhibit B hereto.

“Corporate Trust Office” means the principal office of the Property Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Trust Agreement is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration.

“Covered Person” means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Sponsor, (ii) the Sponsor’s Affiliates, (iii) the Trust or (iv) the Trust’s Affiliates; and (b) any Holder.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

“Delaware Trustee” has the meaning specified in Section 6.2 and initially shall mean The Bank of New York (Delaware), solely in its capacity as Delaware Trustee under this Trust Agreement and not in its individual capacity, until a Successor Delaware Trustee shall have become such pursuant to the applicable provisions of this Trust Agreement.

“Depositary” means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

“Depositary Participant” means a member of, or participant in, the Depositary.

“Direct Action” has the meaning specified in Section 3.8(e).

“Distribution” means a distribution payable to Holders of Securities in accordance with Section 7.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

“Fiduciary Indemnified Person” shall mean the Property Trustee, the Delaware Trustee, any Affiliate of the Property Trustee or the Delaware Trustee and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee.

“Fiscal Year” has the meaning specified in Section 10.1.

“Fixed Rate Period” has the meaning specified in the Indenture.

“Floating Rate Period” has the meaning specified in the Indenture.

“Global Security” means a Capital Security in the form prescribed in Section 7.12 evidencing all or part of the aggregate liquidation amount of the Capital Securities issued to the Depositary or its nominee for such securities and registered in the name of the Depositary or its nominee.

“Guarantee” means the Guarantee Agreement, dated the date hereof, of the Sponsor in respect of the Securities, as amended and supplemented from time to time in accordance with the terms thereof.

“Holder” means any holder of Securities, as registered on the books and records of the Trust.

“ICONs Default” has the meaning given to the term “Default” in the Indenture.

“ICON Issuer” means Merrill Lynch & Co., Inc., or any successor thereto under the Indenture, in its capacity as issuer of the ICONs under the Indenture.

“ICON Issuer Indemnified Person” means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee or any Affiliate thereof; or (d) any officer, employee or agent of the Trust or its Affiliates.

“ICON Trustee” means The Bank of New York, in its capacity as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

“ICONs” means the series of junior subordinated debentures to be issued under the Indenture designated as “Income Capital Obligation Notes initially due 2062” and held by the Property Trustee.

“Indemnified Person” means an ICON Issuer Indemnified Person or a Fiduciary Indemnified Person.

“Indenture” means the Junior Subordinated Indenture, dated as of December 14, 2006, as supplemented by the Third Supplemental Indenture, dated as of August     , 2007, between the ICON Issuer and the ICON Trustee, as amended and supplemented from time to time.

“Indenture Event of Default” has the meaning given to the term “Event of Default” in the Indenture.

“Investment Company” means an investment company as defined in the Investment Company Act and the regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

“Legal Action” has the meaning specified in Section 3.6(g).

“List of Holders” has the meaning specified in Section 2.2(a).

“Majority in Liquidation Amount” means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

“Make Whole Premium” has the meaning specified in the Indenture.

“New York Stock Exchange” means the New York Stock Exchange, Inc. or any successor thereto.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers of such Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(i) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers’ Certificate;

(iii) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such officer acting on behalf of such Person, such condition or covenant has been complied with; provided, that the term “Officers’ Certificate,” when used with reference to Administrative Trustees who are natural persons shall mean a certificate signed by two or more of the Administrative Trustees which otherwise satisfies the foregoing requirements.

“Paying Agent” has the meaning specified in Section 7.7.

“Payment Amount” has the meaning specified in Section 7.2(c).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Property Account” has the meaning specified in Section 3.8(c).

“Property Trustee” initially shall mean The Bank of New York, solely in its capacity as Property Trustee under this Trust Agreement and not in its individual capacity, until a Successor Property Trustee shall have become such pursuant to the applicable provisions of the Trust Agreement.

“Pro Rata” means pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding.

“Quorum” means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

“Redemption/Distribution Notice” has the meaning specified in Section 7.4(a).

“Redemption Price” means the amount for which each $25 liquidation amount of Securities will be redeemed, which amount will equal (i) the redemption price per $25 principal amount of ICONs paid by the ICON Issuer to repay or redeem, in whole or in part, the ICONs held by the Trust, which shall include accrued and unpaid interest on such ICONs through the date of their redemption and any applicable Make Whole Premium or (ii) such lesser amount as will be received by the Trust in respect of the ICONs so repaid or redeemed.

“Related Party” means, with respect to the Sponsor, any direct or wholly owned subsidiary of the Sponsor or any Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

“Responsible Officer” means, with respect to the Property Trustee, any officer with direct responsibility for the administration of this Trust Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Securities” means the Common Securities and the Capital Securities.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation.

“Special Event” has the meaning specified in the Indenture.

“Sponsor” means Merrill Lynch & Co., Inc., a Delaware corporation, or any successor entity in a merger, consolidation, amalgamation or replacement by or conveyance, transfer or lease of its properties substantially as an entirety, in its capacity as sponsor of the Trust.

“Successor Delaware Trustee” has the meaning specified in Section 6.6(b).

“Successor Entity” has the meaning specified in Section 3.15(b)(i).

“Successor Property Trustee” has the meaning specified in Section 6.6(b).

“Successor Securities” has the meaning specified in Section 3.15(b)(i)b.

“Super Majority” has the meaning specified in Section 2.6(a)(ii).

“Three-Month LIBOR Rate” has the meaning specified in the Indenture.

“10% in Liquidation Amount” means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust” has the meaning specified in the Recitals.

“Trust Enforcement Event”, in respect of the Securities, means an Indenture Event of Default has occurred and is continuing in respect of the ICONs.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“Trustee” or “Trustees” means the Administrative Trustees, the Property Trustee and the Delaware Trustee, so long as such Person shall continue as a trustee in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

ARTICLE 2

TRUST INDENTURE ACT

SECTION 2.1. Trust Indenture Act; Application.

(a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

(c) If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties deemed imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed or deemed duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

(d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the Trust’s classification as a grantor trust for United States federal income tax purposes.

SECTION 2.2. Lists of Holders of Securities.

(a) Within 60 days after May 15 of each year (commencing May 15, 2008), each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee (i) except while the Capital Securities are represented by one or more Global Securities, at least five Business Days prior to the date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities (“List of Holders”) as of the record date relating to the payment of such Distributions, and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Property Trustee for a List of Holders, as of a date no more than 15 days before such List of Holders is given to the Property Trustee; provided that neither the Sponsor nor the Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) The Property Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3. Reports by the Property Trustee.

Within 60 days after May 15 of each year (commencing May 15, 2008), the Property Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act.

SECTION 2.4. Periodic Reports to the Property Trustee.

Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, but in no event later than 120 days after the end of each calendar year.

SECTION 2.5. Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.

SECTION 2.6. Trust Enforcement Events; Waiver.

(a) The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote or written consent, on behalf of the Holders of all of the Capital Securities, waive any past Trust Enforcement Event in respect of the Capital Securities and its consequences, provided that, if the underlying Indenture Event of Default:

(i) is not waivable under the Indenture, the Trust Enforcement Event under this Trust Agreement shall also not be waivable; or

(ii) requires the consent or vote of the Holders of greater than a majority in principal amount of the ICONs (a “Super Majority”) to be waived under the Indenture, the related Trust Enforcement Event under the Trust Agreement may only be waived by the vote or written consent of the Holders of at least the proportion in liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the ICONs outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Trust Enforcement Event with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement and the Capital Securities, but no such waiver shall extend to any subsequent or other Trust Enforcement Event with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of a Trust Enforcement Event with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Trust Enforcement Event with respect to the Common Securities for all purposes of this Trust Agreement without any further act, vote, or consent of the Holders of the Common Securities.

(b) The Holders of a Majority in Liquidation Amount of the Common Securities may, by vote or written consent, on behalf of the Holders of all of the Common Securities, waive any past Trust Enforcement Event in respect of the Common Securities and its consequences, provided that, if the underlying Indenture Event of Default:

(i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Trust Enforcement Event under the Trust Agreement as provided below in this Section 2.6(b), the Trust Enforcement Event under the Trust Agreement shall also not be waivable; or

(ii) requires the consent or vote of a Super Majority to be waived under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Trust Enforcement Event under the Trust Agreement as provided below in this Section 2.6(b), the Trust Enforcement Event under the Trust Agreement may only be waived by the vote or written consent of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the ICONs outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any Trust Enforcement Event and all Trust Enforcement Events with respect to the Common Securities and the consequences thereof until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Trust Enforcement Events with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Trust Agreement and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such cure, waiver or other elimination, any such default shall cease to exist and any Trust Enforcement Event with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other Trust Enforcement Event with respect to the Common Securities or impair any right consequent thereon.

(c) A waiver of an Indenture Event of Default by the Property Trustee at the direction of the Holders of the Capital Securities constitutes a waiver of the corresponding Trust Enforcement Event with respect to the Capital Securities under this Trust Agreement. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7. Trust Enforcement Event; Notice.

(a) The Property Trustee shall, within 90 days after the occurrence of a Trust Enforcement Event actually known to a Responsible Officer of the Property Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such defaults with respect to the Securities, unless such defaults have been cured before the giving of such notice (the term “defaults” for the purposes of this Section 2.7(a) being hereby defined to be an Indenture Event of Default, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the ICONs, the Property Trustee shall be protected fully in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

(b) The Property Trustee shall not be deemed to have knowledge of any default except any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement shall have actual knowledge.

ARTICLE 3

ORGANIZATION

SECTION 3.1. Name and Organization.

The Trust hereby continued is named “Merrill Lynch Capital Trust III” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Securities, the Property Trustee and the Delaware Trustee. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 3.2. Office.

The address of the principal office of the Trust is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York, 10080. On ten Business Days’ written notice to the Holders of Securities, each of the Property Trustee, the Delaware Trustee and the Administrative Trustees may designate another principal office.

SECTION 3.3. Purpose.

The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and invest the gross proceeds thereof in the ICONs, (b) to maintain the Trust’s status as a grantor trust for United States federal income tax purposes, and (c) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

By the acceptance of this Trust, the Trustees, the Sponsor, the Holders of the Capital Securities and Common Securities and the Capital Securities Beneficial Owners will agree to treat the Trust as a grantor trust for United States federal income tax purposes and not to take any position which is contrary to such classification.

SECTION 3.4. Authority.

Subject to the limitations provided in this Trust Agreement and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property

Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Trust Agreement.

(a) Except as expressly set forth in this Trust Agreement and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

(b) Except as otherwise required by the Delaware Statutory Trust Act or applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6(b).

(c) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6; provided that such person is a United States Person as defined in Section 7701(a)(30) of the Code.

SECTION 3.5. Title to Property of the Trust.

Except as provided in Section 3.8 with respect to the ICONs and the Property Account or as otherwise provided in this Trust Agreement, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial ownership interest in the assets of the Trust.

SECTION 3.6. Powers and Duties of the Administrative Trustees.

The Administrative Trustees shall have the exclusive power, duty and authority, and are hereby authorized and directed, to cause the Trust to engage in the following activities:

(a) to establish the terms and form of the Capital Securities and the Common Securities in the manner specified in Section 7.1 and issue and sell the Capital Securities and the Common Securities in accordance with this Trust Agreement; provided, however, that the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Capital Securities and Common Securities on the Closing Date (or any subsequent settlement date resulting from the exercise by the underwriters of the overallotment option granted to them in the underwriting agreement pursuant to which the underwriters agreed to purchase the Capital Securities);

(b) in connection with the issuance of the Capital Securities, at the direction of the Sponsor, to execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary, in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

(c) to purchase the ICONs with the gross proceeds from the issuance and sale of the Capital Securities and the Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the ICONs to be held of record in the name of the Property Trustee for the benefit of the Holder of the Capital Securities and the Holders of the Common Securities;

(d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided that the Administrative Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any action in relation to any such Special Event;

(e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

(f) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of this Trust Agreement and the Securities;

(g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless, pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

(h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants to conduct only those services that the Administrative Trustees have authority to conduct directly, and to pay reasonable compensation for such services, provided that such person is a United States Person as defined in Section 7701(a)(30) of the Code;

(i) to cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;

(j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

(k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

(l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

(m) to give prompt written notice to the Holders of the Securities of any notice received from the ICON Issuer of its election to defer payments of interest on the ICONs or to extend the maturity date of the principal of the ICONs, in each case as authorized by the Indenture;

(n) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities and the Holders of the Common Securities or to enable the Trust to effect the purposes for which the Trust was created;

(o) to take any action, not inconsistent with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the purposes and functions of the Trust as set out in Section 3.3 or the activities of the Trust as set out in this Section 3.6, including, but not limited to:

(i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

(ii) causing the Trust to be classified as a grantor trust for United States federal income tax purposes; and

(iii) cooperating with the ICON Issuer to ensure that the ICONs will be treated as indebtedness of the ICON Issuer for United States federal income tax purposes;

(p) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust; and

(q) to execute and deliver all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

The Administrative Trustees shall exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

Any expenses incurred by the Administrative Trustees pursuant to this Section 3.6 shall be reimbursed by the ICON Issuer.

SECTION 3.7. Prohibition of Actions by the Trust and the Trustees.

(a) The Trust shall not, and none of the Trustees (including the Property Trustee) shall cause the Trust to, engage in any activity other than as required or authorized by this Trust Agreement. In particular, the Trust shall not and none of the Trustees (including the Property Trustee) shall cause the Trust to:

(i) invest any proceeds received by the Trust from holding the ICONs, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Trust Agreement and of the Securities;

(ii) acquire any assets other than as expressly provided herein;

(iii) possess Trust property for other than a Trust purpose;

(iv) make any loans (other than those represented by the ICONs) or incur any indebtedness;

(v) possess any power or otherwise act in such a way as to vary the Trust assets;

(vi) possess any power or otherwise act in such a way as to vary the terms of the Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Securities);

(vii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

(viii) other than as provided in this Trust Agreement or by the terms of the Securities, (A) direct the time, method and place of exercising any trust or power conferred upon the ICON Trustee with respect to the ICONs, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the ICONs shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the ICONs where such consent shall be required, unless the Trust shall have received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that the Trust will be deemed an Investment Company required to be registered under the Investment Company Act, or the Trust will be classified as other than a grantor trust for United States federal income tax purposes;

(ix) take any action inconsistent with the status of the Trust as a grantor trust for United States federal income tax purposes; or

(x) revoke any action previously authorized or approved by vote of the Holders of the Capital Securities.

SECTION 3.8. Powers and Duties of the Property Trustee.

(a) The legal title to the ICONs shall be owned by and held of record in the name of the Property Trustee for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Property Trustee to the ICONs shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 6.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the ICONs have been executed and delivered.

(b) The Property Trustee shall not transfer its right, title and interest in the ICONs to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

(c) The Property Trustee shall:

(i) establish and maintain a segregated non-interest bearing trust account (the “Property Account”) in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the ICONs held by the Property Trustee, deposit such funds into the Property Account and make payments to the Holders of the Capital Securities and Holders of the Common Securities from the Property Account in accordance with Section 7.2. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Trust Agreement. The Property Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Capital Securities by a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1 under the Exchange Act;

(ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the ICONs are redeemed or mature; and

(iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the distribution of the ICONs to Holders of Securities upon the liquidation of the Trust.

(d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Trust Agreement and the Securities.

(e) The Property Trustee shall take any Legal Action which arises out of or in connection with a Trust Enforcement Event of which a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement has actual knowledge or the Property Trustee’s duties and obligations under this Trust Agreement or the Trust Indenture Act. Notwithstanding the foregoing, if an ICONs Default has occurred and is continuing, then a Holder of Capital Securities may directly institute a proceeding against the ICON Issuer for enforcement of payment to such Holder of the principal of or interest on the ICONs having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a “Direct Action”) on or after the respective due dates specified in the ICONs (and without causing any acceleration of the principal of the ICONs). Notwithstanding anything to the contrary in this Trust Agreement or the Indenture, the ICON Issuer shall have the right to set-off any payment it is otherwise required to make under the Indenture in respect of any Capital

Security to the extent the ICON Issuer has heretofore made, or is currently on the date of such payment making, a payment under the Guarantee relating to such Capital Security or under Section 5.8 of the Indenture.

(f) The Property Trustee shall continue to serve as a Trustee until either:

(i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

(ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.6.

(g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of ICONs under the Indenture and, if a Trust Enforcement Event actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the ICONs subject to the rights of the Holders pursuant to the terms of such Securities.

(h) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

The Property Trustee shall exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9. Certain Duties and Responsibilities of the Property Trustee.

(a) The Property Trustee, before the occurrence of any Trust Enforcement Event or ICONs Default and after the curing of all Trust Enforcement Events and ICONs Defaults that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case a Trust Enforcement Event or an ICONs Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of a Trust Enforcement Event or ICONs Default and after the curing or waiving of all such Trust Enforcement Events and ICONs Defaults that may have occurred:

a.	the Property Trustee undertakes to fulfill its duties and perform its obligations that are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee; and

b.	in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

(ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it, in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iv) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or protection from liability is not reasonably assured to it under the terms of this Trust Agreement or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

(v) the Property Trustee’s sole duty with respect to the custody, safe-keeping and physical preservation of the ICONs and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the ICONs or the payment of any taxes or assessments levied thereon or in connection therewith;

(vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

(viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

(c) Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Property Trustee shall be subject to the provisions of this Section.

SECTION 3.10. Certain Rights of Property Trustee.

(a) Subject to the provisions of Section 3.9:

(i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;

(iii) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate and an opinion of counsel which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

(iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

(v) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including reasonable attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that, nothing contained in this Section 3.10(a) shall be taken to relieve the Property Trustee, upon the occurrence of a Trust Enforcement Event or an ICONs Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

(vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder, provided that such agent, custodian, nominee or attorney is a United States Person as defined in Section 7701(a)(30) of the Code;

(ix) any authorized or required action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;

(x) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request written instructions from the Holders of the Securities, which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be fully protected in conclusively relying on or acting in or accordance with such instructions;

(xi) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

(xii) the Property Trustee shall not be liable for any action taken, suffered or omitted to be taken by it without negligence or willful misconduct, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Trust Agreement;

(xiii) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a bankruptcy, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

(xiv) the Property Trustee shall not be charged with knowledge of a Trust Enforcement Event or an ICONs Default unless a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement obtains actual knowledge of such event or the Property Trustee receives written notice of such event from Holders holding more than a Majority in Liquidation Amount of the Capital Securities;

(b) No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11. Delaware Trustee.

Notwithstanding any provision of this Trust Agreement other than Section 6.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Trust Agreement. Except as set forth in Section 6.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder with respect to the Trust, the Delaware Trustee shall be entitled to all of the same rights as the Property Trustee listed in Section 3.9(b) and Section 3.10.

SECTION 3.12. Execution of Documents.

Except as otherwise required by the Delaware Statutory Trust Act or applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to execute pursuant to Section 3.6.

SECTION 3.13. Not Responsible for Recitals or Issuance of Securities.

The recitals contained in this Trust Agreement and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement, the Securities, the ICONs or the Indenture.

SECTION 3.14. Duration of Trust.

The Trust shall exist until dissolved and terminated pursuant to the provisions of Article 8 hereof.

SECTION 3.15. Mergers.

(a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described in Section 3.15(b) and (c) or Section 8.2.

(b) The Trust may, at the request of the Sponsor and with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

(i) if the Trust is not the successor, such successor entity (the “Successor Entity”) either:

a.	expressly assumes all of the obligations of the Trust with respect to the Securities; or

b.	substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise;

(ii) the ICON Issuer expressly appoints a trustee of such Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the ICONs;

(iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other or organization on which the Capital Securities are then listed or quoted;

(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect;

(vi) such Successor Entity has a purpose substantially similar to that of the Trust;

(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Sponsor has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:

a.	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect;

b.	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

c.	following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

(viii) the Sponsor or any permitted successor or assignee owns all of the common securities of the Successor Entity and guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Guarantee.

(c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in aggregate liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each Holder of the Securities not to be treated as owning an undivided interest in the ICONs.

SECTION 3.16. Property Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE 4

SPONSOR

SECTION 4.1. Responsibilities of the Sponsor.

In connection with the issue of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

(a) to prepare for filing by the Trust with the Commission under the Securities Act or the Exchange Act, and execute on behalf of the Trust, one or more registration statements on the applicable forms, including any amendments thereto, pertaining to the Capital Securities, the Guarantee and the ICONs;

(b) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States; and

(c) to negotiate the terms of, and execute, an underwriting agreement and other related agreements providing for the sale of the Capital Securities.

SECTION 4.2. Compensation of the Trustees.

The Sponsor agrees:

(a) to pay to the Property Trustee and the Delaware Trustee from time to time compensation for all services rendered by them hereunder in such amounts as the Company, the Property Trustee and the Delaware Trustee shall agree from time to time;

(b) to reimburse the Property Trustee and the Delaware Trustee upon their request for all expenses, disbursements and advances incurred or made by the Property Trustee and Delaware Trustee in accordance with any provision of this Trust Agreement (including the costs of collection and the reasonable compensation and the expenses and disbursements of their counsel, accountants and experts), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Property Trustee and Delaware Trustee and their officers, directors, employees and agents for, and to hold each harmless against, any loss, liability or expense (including the compensation and the expenses and disbursements of the Property its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of their respective duties hereunder, including but not limited to the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This Section 4.2 shall survive the termination of this Trust Agreement.

ARTICLE 5

TRUST COMMON SECURITIES HOLDER

SECTION 5.1. ICON Issuer’s Receipt of Common Securities.

On the Closing Date, the ICON Issuer will receive all of the Common Securities issued by the Trust and on the same date shall invest the gross proceeds thereof in the ICONs to be issued to the Trust by the ICON Issuer. The Common Securities will be issued in a total liquidation amount of $1,000,000.

Subject to Section 7.4(b), the aggregate stated liquidation amount of Common Securities outstanding at any time shall not be less than $1,000,000.

SECTION 5.2. Covenants of the Common Securities Holder.

For so long as the Capital Securities remain outstanding, the Common Securities Holder will covenant (i) to maintain directly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Trust Agreement, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an Investment Company for purposes of the Investment Company Act, and (iv) to take no action which would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

ARTICLE 6

TRUSTEES

SECTION 6.1. Number of Trustees.

The number of Trustees initially shall be five, and:

(a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees;

(b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities or by written consent in lieu of such meeting; provided that the number of Trustees shall be at least three; and provided further that (1) the Delaware Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law; (2) at least one Administrative Trustee is an employee or officer of, or is affiliated with, the Sponsor; and (3) one Trustee shall be the Property Trustee for so long as this Trust Agreement is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements;

(c) at all times, the Property Trustee must be (i) a bank as defined in Section 581 of the Code or (ii) a U.S. government-owned agency or U.S. government sponsored enterprise; and

(d) at all times, each Trustee must be a United States Person as defined in Section 7701(a)(30) of the Code.

SECTION 6.2. Delaware Trustee; Eligibility.

If required by the Delaware Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:

(a) a natural person who is a resident of the State of Delaware; or

(b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

SECTION 6.3. Property Trustee; Eligibility.

(a) There shall at all times be one Trustee (which may be the Delaware Trustee) which shall act as Property Trustee which shall:

(i) not be an Affiliate of the Sponsor; and

(ii) be a Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, State, Territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 6.3(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.6(c).

(c) If the Property Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

(d) The Guarantee shall be deemed to be specifically described in this Trust Agreement for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

SECTION 6.4. Qualifications of Administrative Trustees and Delaware Trustee Generally.

Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 6.5. Initial Administrative Trustees.

The initial Administrative Trustees shall be:

Bradley M. Taylor, Marlene B. Debel and John J. Thurlow, the business address of all of whom is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York, 10080.

SECTION 6.6. Appointment, Removal and Resignation of Trustees.

(a) Subject to Section 6.6(b), Trustees may be appointed or removed without cause at any time:

(i) until the issuance of any Securities, by written instrument executed by the Sponsor;

(ii) after the issuance of any Securities (but prior to the occurrence of an Indenture Event of Default), by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; and

(iii) after the issuance of the Capital Securities and the occurrence of an Indenture Event of Default or an ICONs Default, and only with respect to each of the Property Trustee and Delaware Trustee, by vote of the Holders of a Majority in Liquidation Amount of the Capital Securities.

(b) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 6.6(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.3(a) (a “Successor Property Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrative Trustees and the Sponsor. The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 6.2 and 6.4 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Administrative Trustees and the Sponsor.

(c) A Trustee appointed to office shall hold office until his or its successor shall have been appointed, until his death or its dissolution or until his or its removal or resignation. Any

Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

(i) no such resignation of the Trustee that acts as the Property Trustee shall be effective:

a.	until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

b.	until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

(ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

(d) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.6.

(e) If no Successor Property Trustee or Successor Delaware Trustee, as the case may be, shall have been appointed and accepted appointment as provided in this Section 6.6 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation or removal, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction in the U.S. for appointment of a Successor Property Trustee or Successor Delaware Trustee, as applicable. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

(f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

SECTION 6.7. Vacancies among Trustees.

If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 6.1, or if the number of Trustees is increased pursuant to Section 6.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.6.

SECTION 6.8. Effect of Vacancies.

The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 6.6, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 6.9. Meetings.

If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Trust Agreement, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

SECTION 6.10. Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his, her or its power for the purpose of executing any documents contemplated in Section 3.6 or making any governmental filing; provided that such person is a United States Person as defined in Section 7701(a)(30) of the Code.

(b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein; provided, that such person is a United States Person as defined in Section 7701(a)(30) of the Code.

SECTION 6.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with such Trustee may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 7

TERMS OF SECURITIES

SECTION 7.1. General Provisions Regarding Securities.

(a) The Administrative Trustees shall on behalf of the Trust issue one class of capital securities representing undivided beneficial interests in the assets of the Trust and one class of common securities representing undivided beneficial interests in the assets of the Trust.

(i) Capital Securities. The Capital Securities of the Trust have an aggregate liquidation amount with respect to the assets of the Trust of up to                              dollars ($            ) with respect to the closing of the sale of Capital Securities on one or more occasions and a liquidation amount with respect to the assets of the Trust of $25.00 per Capital Security. The Capital Securities are hereby designated for identification purposes only as “Trust Preferred Securities” (the “Capital Securities”). The Capital Security Certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A to this Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Capital Securities are listed or quoted.

(ii) Common Securities. The Common Securities of the Trust have an aggregate liquidation amount with respect to the assets of the Trust of one million dollars ($1,000,000) and a liquidation amount with respect to the assets of the Trust of $25.00 per Common Security. The Common Securities are hereby designated for identification purposes only as “Common Securities” (the “Common Securities” and, together with the Capital Securities, the “Securities”). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit B to this Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

(b) Payment of Distributions on, and payment of the Redemption Price upon a redemption of, the Capital Securities and the Common Securities, as applicable, shall be made Pro Rata based on the liquidation amount of such Capital Securities and Common Securities; provided, however, that if on any date on which amounts payable on distribution or redemption, an Indenture Event of Default or an ICONs Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no

other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of amounts payable on redemption, the full amount of the Redemption Price for all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable. The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

(c) The Certificates shall be signed on behalf of the Trust by an Administrative Trustee. Such signature shall be the manual or facsimile signature of any present or any future Administrative Trustee. In case an Administrative Trustee of the Trust who shall have signed any of the Certificates shall cease to be such Administrative Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrative Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Certificate, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of the Trust Agreement any such person was not such an Administrative Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Administrative Trustees may deem appropriate (but which do not affect the rights, duties or responsibilities of the Property Trustee), or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.

A Certificate representing Capital Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Property Trustee. Such signature shall be conclusive evidence that such Certificate has been authenticated under this Trust Agreement.

Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Certificates representing Capital Securities for original issue. The aggregate amount of Capital Securities outstanding at any time shall not exceed the liquidation amount set forth in Section 7.1(a)(i).

The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Certificates. An authenticating agent may authenticate Certificates whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

(d) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

(e) Upon issuance of the Securities as provided in this Trust Agreement, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

(f) Every Person, by virtue of having become a Holder or a Capital Security Beneficial Owner in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement and the terms of the Securities.

(g) The holders of the Securities shall have no preemptive or similar rights.

SECTION 7.2. Distributions.

(a) As owners of undivided beneficial ownership interests in the ICONs, holders of Securities shall be entitled (subject to the last sentence of this Section 7.2(a)) to receive cumulative cash Distributions (i) with respect to each accrual period during the Fixed Rate Period, at the rate per annum of     % of the stated liquidation amount of $25.00 per Security and (ii) with respect to each accrual period in the Floating Rate Period, at the percentage of the stated liquidation amount of $25.00 per Security equal to the Three-Month LIBOR Rate applicable to such accrual period plus     %. Pursuant to the Indenture, the amount of interest on the ICONs payable for any accrual period during the Fixed Rate Period and the Floating Rate Period, and, as a result, Distributions on the Securities payable for any accrual period during the Fixed Rate Period and the Floating Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and on the basis of a 360-day year and the actual number of days elapsed during the relevant period, respectively. Subject to Section 7.1(b), Distributions shall be made on the Capital Securities and the Common Securities on a Pro Rata basis. Pursuant to the Indenture, interest on the ICONs shall, from the date of original issue, accrue and be cumulative, and, as a result Distributions on the Securities shall, from the date of original issue, accumulate and be cumulative. Distributions shall be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2007, when, as and if available for payment, by the Property Trustee, except as otherwise described below. Distributions are payable only to the extent that payments are made by the ICON Issuer in respect of the ICONs held by the Property Trustee and to the extent that the Trust has funds available for the payment of such Distributions in the Property Account.

(b) Pursuant to the Indenture, interest not paid on the scheduled payment date will accrue and compound quarterly at the annual rate then applicable to the ICONs, and, as a result, interest on the ICONs not paid on the scheduled payment date will accrue and compound quarterly at the then applicable rate (and, as a result) the Distributions on the Securities will accumulate and compound at the then applicable rate (“Compounded Distributions”). “Distributions” shall mean ordinary cumulative distributions together with any Compounded Distributions.

(c) If and to the extent that the ICON Issuer makes a payment of interest, premium and/or principal on the ICONs held by the Property Trustee (the amount of any such payment being a “Payment Amount”), the Property Trustee shall and is directed, to the extent funds are available for that purpose, make a Pro Rata distribution of the Payment Amount to Holders, subject to Section 7.1(b).

(d) Distributions on the Securities shall be payable to the Holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates. While the Capital Securities are represented by one or more Global Securities, the relevant record dates shall be the close of business the Business Day preceding such Distribution payment date; otherwise the relevant record date shall be the fifteenth day (whether or not a Business Day) preceding such Distribution payment date. At all times, the Distribution payment dates shall correspond to the interest payment dates on the ICONs. Distributions payable on any Securities that are not punctually paid on any Distribution payment date as a result of the ICON Issuer having failed to make a payment under the ICONs shall cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with this Trust Agreement. During the Fixed Rate Period, if any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such payment date. During the Floating Rate Period, if any date on which Distributions are payable on the Securities, other than a Distribution payment date which coincides with a redemption date for the Securities, falls on a day that is not a Business Day, then the Distribution payment date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Distribution payment date shall be the immediately preceding Business Day.

(e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata among the Holders of the Securities except as provided in Section 7.1(b).

SECTION 7.3. Redemption of Securities.

(a) Upon the repayment or redemption, in whole or in part, of the ICONs held by the Property Trustee on behalf of the Trust, whether at the maturity of the ICONs or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be simultaneously applied Pro Rata (subject to Section 7.1(b)) to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the ICONs so repaid or redeemed at the Redemption Price. Holders shall be given not fewer than 30 nor more than 60 days notice of such redemption in accordance with Section 7.4.

(b) On the date fixed for any distribution of ICONs, upon dissolution of the Trust, (i) the Securities will no longer be deemed to be outstanding and (ii) certificates representing Securities will be deemed to represent the ICONs having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accumulated and unpaid distributions on, such Securities until such certificates are presented to the Sponsor or its agent for transfer or reissuance.

SECTION 7.4. Redemption Procedures.

(a) Notice of any redemption of, or notice of distribution of ICONs in exchange for, the Securities (a “Redemption/Distribution Notice”), which notice shall be irrevocable, will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the ICONs. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 7.4(a), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the register of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

(b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities will be redeemed Pro Rata (subject to Section 7.1(b)) and the Capital Securities to be redeemed will be redeemed as described in Section 7.4(c) below. The particular Capital Securities to be redeemed will be selected on a Pro Rata basis by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate. The Trust may not redeem the Securities in part unless all accumulated and unpaid Distributions to the date of redemption have been paid in full on all Securities then outstanding. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

(c) Subject to the Trust’s fulfillment of the notice requirements set forth in Section 7.4(a) above, if Securities are to be redeemed, then (i) with respect to Capital Securities represented by one or more Global Securities, by 12:00 noon, New York City time, on the redemption date, provided that the ICON Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the ICONs, the Property Trustee will deposit irrevocably with the Depositary or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Capital Securities and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities and (ii) with respect to Securities not represented by a Global Security, provided that the ICONs Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the ICONs, the Property Trustee will give the Paying Agent irrevocable instructions and authority to pay the relevant Redemption Price to the Holders of such Securities upon surrender of their certificates evidencing the Capital Securities. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is not paid because the payment of the Redemption Price on the ICONs is not made, interest will continue to accrue on the ICONs, and, as a result, Distributions on such Securities will continue to accumulate at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include Distributions which are being paid to Holders who were Holders on a relevant record date. If a Redemption/Distribution Notice shall have been given and funds deposited or paid as required, then immediately prior to the close of business on the date of such deposit or payment, Distributions will cease to accumulate on the Securities called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Securities will cease to be outstanding.

Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been called for redemption, except in the case of any Securities being redeemed in part, any portion thereof not to be redeemed.

SECTION 7.5. Voting Rights of Capital Securities.

(a) Except as provided under Section 6.6, Section 11.1 and this Article 7 and as otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Capital Securities shall have no voting rights.

(b) Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 7.5(d) below, the Holders of a Majority in Liquidation Amount of the Capital Securities voting separately as a class have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee, as Holder of the ICONs, to (i) exercise the remedies available to it under the Indenture as a Holder of the ICONs; (ii) consent to any amendment or modification of the Indenture or the ICONs where such consent shall be required or (iii) waive any past default and its consequences that is waivable under Section 5.13 of the Indenture; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the Holders of 25% of the aggregate liquidation amount of the Capital Securities may direct the Property Trustee to declare the principal of and interest on the ICONs due and payable (unless such Indenture Event of Default is an Indenture Event of Default which shall have caused the principal of the ICONs and accrued interest thereon to become automatically due and payable); provided, further, that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority of the aggregate principal amount of ICONs affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Capital Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent to take such action.

(c) If the Property Trustee fails to enforce its rights under the ICONs after a Holder of Capital Securities has made a written request, such Holder of Capital Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the ICON Issuer to enforce the Property Trustee’s rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the ICON Issuer to pay interest in full on the ICONs for a period of 30 days after the conclusion of a ten-year period following the commencement of any Optional Deferral Period, then a Holder of Capital Securities may directly institute a Direct Action against the ICON Issuer on or after the respective due date specified in the ICONs;

(d) The Property Trustee shall notify all Holders of the Capital Securities of any notice of any Indenture Event of Default or ICONs Default received from the ICON Issuer with respect to the ICONs. Such notice shall state, if applicable, that such Indenture Event of Default also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.5(b)(i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes as a result of such action.

(e) In the event the consent of the Property Trustee, as the Holder of the ICONs, is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee shall request the direction of the Holders of the Capital Securities with respect to such amendment or modification and shall vote with respect to such amendment or modification as directed by not less than a majority in liquidation amount of the Capital Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the Holders of more than a majority of the aggregate principal amount of the ICONs, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Securities. The Property Trustee shall not take any such action in accordance with the directions of the Holders of the Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes as a result of such action.

(f) A waiver of an Indenture Event of Default with respect to the ICONs will constitute a waiver of the corresponding Trust Enforcement Event.

(g) Any required approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

(h) No vote or consent of the Holders of Capital Securities shall be required for the Trust to redeem and cancel Capital Securities or distribute ICONs in accordance with this Trust Agreement and the terms of the Securities.

(i) Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned at such time by the ICON Issuer, any Administrative Trustee or any entity directly or indirectly controlled by, or under direct or indirect common control with, the ICON Issuer or any Administrative Trustee, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Securities were not outstanding; provided, however, that Persons otherwise eligible to vote to whom the ICON Issuer or any of its subsidiaries have pledged Capital Securities may vote or consent with respect to such pledged Capital Securities under any of the circumstances described herein.

(j) Subject to Sections 6.6(a) and 7.5(k), Holders of the Capital Securities shall have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Common Securities Holder.

(k) If an Indenture Event of Default or an ICONs Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time only by a Majority in Liquidation Amount of the Capital Securities.

(l) The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Securities, except by a subsequent vote of the Holders of the Securities.

SECTION 7.6. Voting Rights of Common Securities.

(a) Except as provided under Section 6.1(b), this Section 7.6 or Section 11.1 or as otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act or other applicable law or provided by the Trust Agreement, the Holders of the Common Securities will have no voting rights.

(b) Subject to Sections 6.6(a) and 7.5(k), the Holders of the Common Securities shall be entitled, in accordance with Article VI of this Trust Agreement, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

(c) Subject to Section 2.6 and only after all Trust Enforcement Events with respect to the Capital Securities have been cured, waived, or otherwise eliminated and subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in this paragraph (c), the Holders of a Majority in Liquidation Amount of the Common Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee with respect to the Common Securities, or direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement with respect to the Common Securities, including the right to direct the Property Trustee, as Holder of the ICONs, to (i) exercise the remedies available to it under the Indenture as a Holder of the ICONs, (ii) consent to any amendment or modification of the Indenture or the ICONs where such consent shall be required or (iii) waive any past default and its consequences that is waivable under

Section 5.13 of the Indenture; provided, however, that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority of the aggregate principal amount of ICONs affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Common Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to have such consent or take such action. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.6(c)(i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

(d) If the Property Trustee fails to enforce its rights under the ICONs with respect to the Common Securities after a Holder of Common Securities has made a written request, such Holder of Common Securities may, to the extent permitted by applicable law, directly institute a legal proceeding directly against the ICON Issuer to enforce the Property Trustee’s rights under the ICONs without first instituting any legal proceeding against the Property Trustee or any other Person.

(e) A waiver with respect to the Common Securities of an Indenture Event of Default with respect to the ICONs will constitute a waiver of the corresponding Trust Enforcement Event with respect to the Common Securities.

(f) Any required approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

(g) No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute ICONs in accordance with the Trust Agreement and the terms of the Securities.

SECTION 7.7. Paying Agent.

The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Capital Securities may be presented for payment (“Paying Agent”) and to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. The Trust shall appoint the Paying Agent and may appoint one or more additional paying agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent. The Trust may change any Paying Agent without prior notice to the Holders. The Trust shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Trust Agreement. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its

Affiliates may act as Paying Agent. The Property Trustee shall initially act as Paying Agent for the Securities and the initial office of the Paying Agent shall be The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration. In the event The Bank of New York shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the ICON Issuer) to act as Paying Agent. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Property Trustee and the ICON Issuer.

SECTION 7.8. Listing.

The Sponsor shall use its best efforts to cause the Capital Securities to be listed for quotation on the New York Stock Exchange.

SECTION 7.9. Transfer of Securities.

(a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement and in the terms of the Securities. To the fullest extent permitted by law, any transfer or purported transfer of any Security not made in accordance with this Trust Agreement shall be null and void.

(b) (i) Subject to this Article 7, Capital Securities shall be freely transferable.

(ii) The Holder of the Common Securities may not transfer the Common Securities except (A) in compliance with a consolidation, merger, sale, conveyance or lease of the Sponsor in compliance with Article VIII of the Indenture or (B) to the Sponsor or an Affiliate thereof in compliance with applicable law, including the Securities Act and applicable state securities and blue sky laws. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the immediately preceding sentence shall be null and void.

(c) The Trust shall cause to be kept at an office or offices designated by the Trust a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Capital Securities and of transfers of Capital Securities. The Trust initially designates the Property Trustee, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, as its office for the purpose of registering Capital Securities and transfers of Capital Securities, and hereby initially appoints the Property Trustee as “Security Registrar” for such purposes.

(d) Upon surrender for registration of transfer of any Security at an office or agency of the Trust designated for such purpose, the Trust shall execute, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

(e) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the

Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Trust shall execute, and in the case of Capital Securities the Property Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(f) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange of Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

(h) If the Securities are to be redeemed in part, the Trust shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 7.4 and ending at the close of business on the day of such mailing, or (B) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 7.10. Mutilated, Destroyed, Lost or Stolen Certificates.

If:

(a) any mutilated Certificates should be surrendered to the Administrative Trustees, or if the Administrative Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

(b) there shall be delivered to the Administrative Trustees such security or indemnity as may be required by them to keep each of the Trustees, the Sponsor and the Trust harmless,

then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, any Administrative Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 7.10, the Administrative Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 7.11. Deemed Security Holders.

The Trustees may treat the Person in whose name any Certificate shall be registered on the register of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 7.12. Global Securities.

On initial issuance, the Capital Securities shall be issued in the form of one or more Global Securities. An Administrative Trustee on behalf of the Trust shall execute, and the Property Trustee shall authenticate and deliver, one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate liquidation amount of all of the Capital Securities to be issued, (ii) shall be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, and (iii) shall be delivered by the Property Trustee to such Depositary or pursuant to such Depositary’s instructions. Global Securities shall bear a legend substantially to the following effect:

“This Capital Security is a Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”), or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Capital Security Certificate is presented by an authorized representative of the Depositary to Merrill Lynch Capital Trust III or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

In the event that Capital Securities in definitive registered form are issued in exchange for all or a part of a Global Security pursuant to this Section 7.12, such Capital Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Property Trustee. Upon execution and authentication, the Property Trustee shall deliver such Capital Securities not represented by a Global Security to the Persons in whose names such definitive Capital Securities are so registered.

At such time as all interests in Global Securities have been redeemed, repurchased or cancelled, such Global Securities shall be, upon receipt thereof, cancelled by the Property Trustee in accordance with standing procedures of the Depositary. At any time prior to such cancellation, if any interest in Global Securities is exchanged for Capital Securities not represented by a Global Security, redeemed, cancelled or transferred to a transferee who receives Capital Securities not represented by a Global Security therefor or any Capital Security not represented by a Global Security is exchanged or transferred for part of Global Securities, the principal amount of such Global Securities shall, in accordance with the standing procedures of the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Securities by the Property Trustee to reflect such reduction or increase.

The Trust and the Property Trustee may for all purposes, including the making of payments due on the Capital Securities, deal with the Depositary as the authorized representative of the Holders for the purposes of exercising the rights of Holders hereunder. The rights of the owner of any beneficial interest in a Global Security shall be limited to those established by law and agreements between such owners and depository participants provided, that no such agreement shall give any rights to any Person against the Trust or the Property Trustee without the written consent of the parties so affected. Multiple requests and directions from and votes of the Depositary as holder of Capital Securities in global form with respect to any particular matter shall not be deemed inconsistent to the extent they do not represent an amount of Capital Securities in excess of those held in the name of the Depositary or its nominee.

If at any time the Depositary for any Capital Securities represented by one or more Global Securities notifies the Trust that it is unwilling or unable to continue as Depositary for such Capital Securities or if at any time the Depositary for such Capital Securities shall no longer be eligible under this Section 7.12, the Trust shall appoint a successor Depositary with respect to such Capital Securities. If a successor Depositary for such Capital Securities is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust’s election that such Capital Securities be represented by one or more Global Securities shall no longer be effective and the Trust shall execute, and the Property Trustee will authenticate and deliver, Capital Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Security or Capital Securities representing such Capital Securities in exchange for such Global Security or Capital Securities.

The Trust may at any time and in its sole discretion determine that the Capital Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Capital Securities. In such event the Trust shall execute, and the Property Trustee, shall authenticate and deliver, Capital Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Security or Capital Securities representing such Capital Securities, in exchange for such Global Security or Capital Securities.

Notwithstanding any other provisions of this Trust Agreement (other than the provisions set forth in Section 7.9), Global Securities may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Interests of beneficial owners in a Global Security may be transferred or exchanged for Capital Securities not represented by a Global Security and Capital Securities not represented by a Global Security may be transferred or exchange for Global Securities in accordance with rules of the Depositary and the provisions of Section 7.9.

ARTICLE 8

DISSOLUTION AND TERMINATION OF TRUST

SECTION 8.1. Dissolution and Termination of Trust.

(a) The Trust shall dissolve upon the earliest of:

(i) the bankruptcy of the Holder of the Common Securities or the Sponsor;

(ii) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor’s charter and the expiration of 90 days after the revocation without a reinstatement thereof;

(iii) the entry of a decree of judicial dissolution of the Sponsor or the Trust;

(iv) the time when all of the Securities shall have been called for redemption and the amounts then due shall have been paid to the Holders in accordance with the terms of the Securities;

(v) at the Sponsor’s election by notice and direction to the Property Trustee to distribute the ICONs to the Holders of the Securities in exchange for all of the Securities; provided that the Sponsor will be required to obtain an opinion of an independent counsel that the distribution of the ICONs will not be taxable to the Holders of the Capital Securities for United States federal income tax purposes; or

(vi) the time when all of the Administrative Trustees and the Sponsor shall have consented to dissolution of the Trust provided such action is taken before the issuance of any Securities.

(b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a) and upon completion of the winding up and liquidation of the Trust, the Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

(c) The provisions of Section 4.2 and Article 9 shall survive the termination of the Trust.

SECTION 8.2. Liquidation Distribution Upon Dissolution of the Trust.

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Trust (each a “Liquidation”), the Holders of the Securities on the date of the Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to

Holders of Securities after satisfaction of the Trust’s liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25.00 per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”), unless, in connection with such Liquidation, ICONs in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accrued and unpaid Distributions on, such Securities shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities.

(b) If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis. The Holders of the Common Securities will be entitled to receive distributions upon any such Liquidation Pro Rata with the Holders of the Capital Securities except that if an ICONs Default or an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions as provided for in Section 7.1(b).

ARTICLE 9

LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, DELAWARE TRUSTEES

OR OTHERS

SECTION 9.1. Liability.

(a) Except as expressly set forth in this Trust Agreement, the Guarantee and the terms of the Securities, the Sponsor and the Trustees:

(i) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and

(ii) shall not be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

(b) Pursuant to Section 3803(a) of the Delaware Statutory Trust Act, the Holder of the Common Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, the Holders of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust’s assets.

(c) Pursuant to Section 3803(a) of the Delaware Statutory Trust Act, the Holders of the Capital Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 9.2. Exculpation.

(a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person on behalf of the Trust and in a manner such Indemnified Person believed in good faith to be within the scope of the authority conferred on such Indemnified Person by this Trust Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence (or, with respect to any ICON Issuer Indemnified Person, gross negligence) or willful misconduct with respect to such acts or omissions.

(b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 9.3. Fiduciary Duty.

(a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to another Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between any Covered Person and any Indemnified Person; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise. In the event the Indemnified Person believes any ambiguity or uncertainty exists hereunder, the Indemnified Person may, in its sole discretion, refrain from taking any action, and shall be fully protected and not liable in any way to any person or entity for refraining from taking such action, unless the Indemnified Person receives written instructions signed by an Authorized Officer of the Sponsor which eliminates such ambiguity or uncertainty to the satisfaction of the Indemnified Person.

(c) Whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision:

(i) in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

SECTION 9.4. Indemnification.

(a) To the fullest extent permitted by law, the ICON Issuer shall indemnify each ICON Issuer Indemnified Person from and against any loss, damage, liability, tax, penalty, expense, judgment, fine and amounts paid in settlement (collectively, “Loss”) incurred by such ICON Issuer Indemnified Person in connection with any threatened, pending or completed action, suit, proceeding or claim of any kind or nature whatsoever (including any civil, criminal, administrative or investigative action, suit, proceeding and claim) relating to or arising from the creation, operation or termination of the Trust or any act or omission performed or omitted to be performed by such ICON Issuer Indemnified Person in connection therewith (including acts and omissions constituting negligence) if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Trust, except that no ICON Issuer Indemnified Person shall be entitled to be indemnified in respect of any Loss incurred by such ICON Issuer Indemnified Person to the extent such Loss resulted from the gross negligence or willful misconduct of such ICON Issuer Indemnified Person.

(b) Any indemnification under paragraphs (a) of this Section 9.4 (unless ordered by a court) shall be made by the ICON Issuer only as authorized in the specific case upon a determination that indemnification of the ICON Issuer Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

(c) Expenses (including attorneys’ fees) incurred by an ICON Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraph (a) of this Section 9.4 shall be paid by the ICON Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such ICON Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the ICON Issuer as authorized in this Section 9.4. Notwithstanding the foregoing, no advance shall be made by the ICON Issuer if a determination is reasonably and promptly made (1) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (3) the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such determination is made, such ICON Issuer Indemnified Person acted in bad faith or in a manner that such person did not believe in or not opposed to the best interests of the Trust. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

(d) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the ICON Issuer or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4 shall be deemed to be provided by a contract between the ICON Issuer and each ICON Issuer Indemnified Person who serves in such capacity at any time while this Section 9.4 is in effect. Any repeal or modification of this Section 9.4 shall not affect any rights or obligations then existing.

(e) The ICON Issuer or the Trust may purchase and maintain insurance on behalf of any person who is or was an ICON Issuer Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the ICON Issuer would have the power to indemnify him against such liability under the provisions of this Section 9.4.

(f) For purposes of this Section 9.4, references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 9.4 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an ICON Issuer Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person. The obligation to indemnify as set forth in this Section 9.4(a) shall survive the resignation or removal of the Delaware Trustee or the Property Trustee or the termination of this Trust Agreement.

SECTION 9.5. Outside Businesses.

Subject to the provisions of Section 6.3, any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the activities of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

ARTICLE 10

ACCOUNTING

SECTION 10.1. Fiscal Year.

The fiscal year (“Fiscal Year”) of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 10.2. Certain Accounting Matters.

(a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes.

(b) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, an annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

(c) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 10.3. Banking.

The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the ICONs held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

SECTION 10.4. Withholding.

The Trust and the Administrative Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

ARTICLE 11

AMENDMENTS AND MEETINGS

SECTION 11.1. Amendments.

(a) Except as otherwise provided in this Trust Agreement or by any applicable terms of the Securities, this Trust Agreement may only be amended by a written instrument approved and executed by the Sponsor and (i) the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees) and (ii) the Property Trustee, if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, and (iii) the Delaware Trustee, if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee.

(b) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Agreement.

(c) No amendment shall be made, and any such purported amendment shall be void and ineffective:

(i) unless, in the case of any proposed amendment, the Property Trustee shall have first received:

a.	an Officers’ Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Trust Agreement (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

b.	an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Trust Agreement (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

(ii) to the extent the result of such amendment would be to:

a.	cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes;

b.	reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

c.	cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

(d) If the Trust has issued any Securities that remain outstanding:

(i) any amendment that would (a) change the amount or timing of any Distribution on the Securities or any other payment due to the Holders of Securities resulting from the payment of amounts related to repayment or redemption of the ICONs or otherwise adversely affect the amount of any Distribution or such other payment required to be made in respect of the Securities as of a specified date or (b) restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date, shall not be effective except with the approval of each of the Holders of the Securities affected thereby; and

(ii) Except as provided in Section 11.1(d)(i) hereof, any provision of this Trust Agreement may be amended by the Trustee and the Sponsor with (i) the consent of the Holders representing not less than a Majority in Liquidation Amount of the Capital Securities outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status of an Investment Company.

(e) This Section 11.1 shall not be amended without the consent of all of the Holders of the Securities.

(f) Article 4 shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities.

(g) The rights of the Holders of the Common Securities under Article 5 to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities.

(h) Notwithstanding Section 11.1(d), this Trust Agreement may be amended without the consent of the Holders of the Securities, if such amendment does not adversely affect in any material respect the rights of the holders of the Securities, to:

(i) cure any ambiguity or make any other change which does not adversely affect the rights of Holders in any material respect;

(ii) correct or supplement any provision in this Trust Agreement that may be defective or inconsistent with any other provision of this Trust Agreement;

(iii) add to the covenants, restrictions or obligations of the Sponsor;

(iv) to conform to any change in Rule 3a-5 of the Investment Company Act or written change in interpretation or application of Rule 3a-5 of the Investment Company Act by any legislative body, court, government agency or regulatory authority; or

(v) to modify, eliminate and add to any provision of this Trust Agreement to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act.

SECTION 11.2. Meetings of the Holders of Securities; Action by Written Consent.

(a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Trust Agreement, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

(b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

(i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Trust Agreement or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Security Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

(ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing such proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

(iii) each meeting of the Holders of the Securities shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

(iv) unless the Delaware Statutory Trust Act, this Trust Agreement, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed for trading, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE 12

REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

SECTION 12.1. Representations and Warranties of the Property Trustee.

The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Trust Agreement, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:

(a) the Property Trustee is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement;

(b) the Property Trustee satisfies the requirements set forth in Section 6.3(a);

(c) the execution, delivery and performance by the Property Trustee of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee. This Trust Agreement has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(d) the execution, delivery and performance of this Trust Agreement by the Property Trustee do not conflict with or constitute a breach of the articles of association or incorporation, as the case may be, or the by-laws (or other similar organizational documents) of the Property Trustee; and

(e) no consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee of this Trust Agreement.

SECTION 12.2. Representations and Warranties of the Delaware Trustee.

The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Trust Agreement, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:

(a) the Delaware Trustee satisfies the requirements set forth in Section 6.2, satisfies Trust Section 3807(a) of the Delaware Statutory Trust Act and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement and, if it is not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Trust Agreement. This Trust Agreement under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law); and

(c) no consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Trust Agreement.

ARTICLE 13

MISCELLANEOUS

SECTION 13.1. Notices.

All notices provided for in this Trust Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

(a) if given to the Trust, in care of the Administrative Trustees at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders of the Securities):

c/o Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

Attention: Treasury Department

Facsimile No.: 212-738-1952

(b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Administrative Trustees, the Property Trustee and the Holders of the Securities):

The Bank of New York (Delaware)

100 White Clay Center, Route 273

Newark, DE 19711

Attention: Corporate Trust Department—Kristine K. Gullo

Facsimile No.: 302-453-4400

(c) if given to the Property Trustee, at its Corporate Trust Office (or such other address as the Property Trustee may give notice of to the Administrative Trustees, the Delaware Trustee and the Holders of the Securities).

(d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice of to the Property Trustee, the Delaware Trustee and the Trust):

c/o Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

Attention: Treasury Department

Facsimile No.: 212-738-1952

(e) if given to any other Holder, at the address set forth on the register of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 13.2. Governing Law.

This Trust Agreement and the Securities and the rights of the parties hereunder and thereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

SECTION 13.3. Intention of the Parties.

It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Trust Agreement shall be interpreted in a manner consistent with such classification.

SECTION 13.4. Headings.

Headings contained in this Trust Agreement are inserted for convenience of reference only and do not affect the interpretation of this Trust Agreement or any provision hereof.

SECTION 13.5. Successors and Assigns.

Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 13.6. Partial Enforceability.

If any provision of this Trust Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 13.7. Counterparts.

This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

[The remainder of this page left blank intentionally; The signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

MERRILL LYNCH & CO., INC.,
as Sponsor, as Common Securities Holder and as ICON Issuer

By:
Name:
Title:

THE BANK OF NEW YORK,
as Property Trustee

By:
Name:
Title:

THE BANK OF NEW YORK (DELAWARE),
as Delaware Trustee

By:
Name:
Title:

Bradley M. Taylor,
as Administrative Trustee

Marlene B. Debel, as Administrative Trustee

John J. Thurlow, as Administrative Trustee

EXHIBIT A

[IF THE CAPITAL SECURITY IS TO BE A GLOBAL CAPITAL SECURITY, INSERT THE FOLLOWING: This Capital Security is a Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”), or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Capital Security Certificate is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No.	Number of Capital Securities:
CUSIP No.

Certificate Evidencing Trust Preferred Securities

of

Merrill Lynch Capital Trust III

Trust Preferred Securities

Fully and Unconditionally

Guaranteed by Merrill Lynch & Co., Inc.

MERRILL LYNCH CAPITAL TRUST III, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that          (the “Holder”) is the registered owner of          capital securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the “Trust Preferred Securities” (the “Capital Securities”). The Capital Securities have a liquidation amount with respect to the assets of the Trust of $25.00 per Capital Security. The Capital Securities are transferable on the register of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust, dated as of August     , 2007, as the same may be amended from time to time (the “Trust Agreement”), by and among MERRILL LYNCH & CO., INC., Bradley M. Taylor, Marlene B. Debel and John J. Thurlow, as Administrative

A-1

Trustees, THE BANK OF NEW YORK, as Property Trustee, and THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee, and the holders of undivided beneficial ownership interests in the assets of the Trust. Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Trust Agreement, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal, state and local income tax purposes, the ICONs as indebtedness and the Capital Securities as evidence of undivided beneficial ownership interests in the ICONs.

This Capital Security Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Trust has executed this certificate this      day of     , 2007.

MERRILL LYNCH CAPITAL TRUST III

By:
Name:
Title:	Administrative Trustee

This is one of the Capital Securities referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK, not in its individual capacity but as as Property Trustee and Authenticating Agent

By:
Name:
Authorized Officer

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EXHIBIT B

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET

FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW.

Certificate No.	Number of Common Securities: 40,000

Certificate Evidencing Common Securities

of

Merrill Lynch Capital Trust III

Common Securities

MERRILL LYNCH CAPITAL TRUST III, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that MERRILL LYNCH & CO., INC. (the “Holder”) is the registered owner of common securities of the Trust representing an undivided beneficial ownership interest in the assets of the Trust designated the “Common Securities” (the “Common Securities”). The Common Securities have a liquidation amount with respect to the assets of the Trust of $25.00 per Common Security. The Common Securities are not transferable and any attempted transfer thereof shall be void except as permitted by applicable law and by Section 7.9(b)(ii) of the Trust Agreement (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust, dated as of August     , 2007 (as the same may be amended from time to time, the “Trust Agreement”), by and among Merrill Lynch & Co., Inc., as Sponsor, BRADLEY M. TAYLOR, MARLENE B. DEBEL AND JOHN J. THURLOW, as Administrative Trustees, THE BANK OF NEW YORK, as Property Trustee, and THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee, and the holders of undivided beneficial ownership interests in the assets of the Trust. The Holder is entitled to the benefits of the Guarantee to the extent described therein. Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Sponsor will provide a copy of the Trust Agreement, the Guarantee and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal, state and local income tax purposes, the ICONs as indebtedness and the Common Securities as evidence of an undivided indirect beneficial ownership interest in the ICONs.

This Common Security Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

B-1

IN WITNESS WHEREOF, the Trust has executed this certificate this          day of                 , 2007.

MERRILL LYNCH CAPITAL TRUST III

By:
Name:
Title:	Administrative Trustee

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